Exhibit 99.1

News Release
TransUnion Announces Fourth Quarter 2022 Results
•Total revenues increased by 14 percent (2 percent organic constant currency revenue growth excluding mortgage) driven by strength in International
•Drove strong results with recent acquisitions, notably Neustar revenue grew 8 percent compared to its fourth quarter 2021
•Completed sale of non-core businesses (G2, LCI and Fintellix) for $176 million of consideration
•Prepaid $200 million in debt in fourth quarter of 2022 for a total of $600 million in 2022
•Providing 2023 financial guidance, we expect to deliver 3 percent to 5 percent revenue growth
CHICAGO, February 14, 2023 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended December 31, 2022.
Fourth Quarter 2022 Results
Revenue:
•Total revenue for the quarter was $902 million, an increase of 14 percent (17 percent on a constant currency basis and a decrease of 2 percent on an organic constant currency basis), compared with the fourth quarter of 2021.
Earnings:
•Net income attributable to TransUnion was $46 million for the quarter, compared with $1,017 million for the fourth quarter of 2021. Diluted earnings per share was $0.24, compared with $5.27 in the fourth quarter of 2021. Net income attributable to TransUnion margin was 5.1 percent, compared with 128.8 percent in the fourth quarter of 2021. Our fourth quarter 2021 net income attributable to TransUnion, diluted earnings per share and net income attributable to TransUnion margin were impacted by a $982 million gain on the disposal of our Healthcare business.
•Adjusted Net Income was $152 million for the quarter, compared with $157 million for the fourth quarter of 2021. Adjusted Diluted Earnings per Share for the quarter was $0.78, compared with $0.81 in the fourth quarter of 2021.
•Adjusted EBITDA was $321 million for the quarter, an increase of 14 percent (17 percent on a constant currency basis and 1 percent on an organic constant currency basis) compared with the fourth quarter of 2021. Adjusted EBITDA margin was 35.6 percent, compared with 35.8 percent in the fourth quarter of 2021.

“TransUnion delivered a solid quarter, accentuating the benefits of our portfolio diversification,” said Chris Cartwright, President and CEO. “Excluding mortgage-driven declines in U.S. Financial Services, we delivered organic growth, with robust results internationally led by India, Asia Pacific, Africa and Latin America.”

“Neustar delivered a particularly strong quarter, growing 8 percent, including 9 percent growth in Marketing. We realized ahead-of-schedule cost savings, and are increasing our cost synergies target to greater than $80 million.”

“We expect to deliver another good year in 2023. Assuming continued slow economic growth, we expect to deliver 3 to 5 percent revenue growth. Our solutions and thought leadership have never been more relevant, helping customers and consumers navigate this dynamic environment. Even if we enter a recessionary environment in 2023, we expect we can continue to deliver revenue growth.”

“We remain committed to deleveraging the balance sheet, highlighted by the recent sale of G2, LCI and Fintellix and a $200 million debt prepayment in December for a total of $600 million in 2022. We expect to continue to deleverage throughout 2023 and 2024.”

Fourth Quarter 2022 Segment Results
U.S. Markets:
Prior to the fourth quarter of 2022, all revenue from our acquisition of Neustar, Inc. ("Neustar") was included in our revenue in our Emerging Verticals. Beginning in the fourth quarter of 2022, we have included the revenue from sales of Neustar products to financial services customers in our Financial Services vertical. We have recast the appropriate portion of prior period Neustar revenue into Financial Services as shown on Schedule 8, “U.S. Markets Revenue Recast.”
U.S. Markets revenue was $593 million, an increase of 23 percent (a decrease of 4 percent on an organic basis) compared with the fourth quarter of 2021.
•Financial Services revenue, which includes Argus Information and Advisory Services, Inc. and Commerce Signals, Inc. (collectively “Argus”), was $296 million, an increase of 6 percent (a decrease of 10 percent on an organic basis) compared with the fourth quarter of 2021.
•Emerging Verticals revenue was $296 million, an increase of 47 percent (4 percent on an organic basis) compared with the fourth quarter of 2021.
Adjusted EBITDA was $201 million, an increase of 21 percent (a decrease of 3 percent on an organic basis) compared with the fourth quarter of 2021.
International:
International revenue was $188 million, an increase of 2 percent (12 percent on a constant currency basis) compared with the fourth quarter of 2021.
•Canada revenue was $32 million, essentially flat, (an increase of 8 percent on a constant currency basis) compared with the fourth quarter of 2021.
•Latin America revenue was $28 million, an increase of 5 percent (12 percent on a constant currency basis) compared with the fourth quarter of 2021.
•United Kingdom revenue was $48 million, a decrease of 17 percent (5 percent on a constant currency basis) compared with the fourth quarter of 2021.
•Africa revenue was $16 million, an increase of 2 percent (16 percent on a constant currency basis) compared with the fourth quarter of 2021.
•India revenue was $44 million, an increase of 21 percent (33 percent on a constant currency basis) compared with the fourth quarter of 2021.
•Asia Pacific revenue was $20 million, an increase of 23 percent (26 percent on a constant currency basis) compared with the fourth quarter of 2021.
Adjusted EBITDA was $82 million, an increase of 5 percent (15 percent on a constant currency basis) compared with the fourth quarter of 2021.
Consumer Interactive:
Consumer Interactive revenue was $141 million, a decrease of 2 percent (13 percent on an organic basis) compared with the fourth quarter of 2021.
Adjusted EBITDA was $72 million, an increase of 3 percent (a decrease of 5 percent on an organic basis) compared with the fourth quarter of 2021.

Full Year 2022 Results
Revenue:
•Total revenue for the year was $3,710 million, an increase of 25 percent (27 percent on a constant currency basis, 3 percent on an organic constant currency basis) compared with 2021.
Earnings:
•Net income attributable to TransUnion was $269 million for the year, compared with $1,387 million in 2021. Diluted earnings per share was $1.40, compared with $7.19 in 2021. Net income attributable to TransUnion margin was 7.3 percent, compared with 46.9 percent in 2021. Our full year 2021 net income attributable to TransUnion, diluted earnings per share and net income attributable to TransUnion margin were all impacted by a $982 million gain on the disposal of our Healthcare business.
•Adjusted Net Income was $700 million for the year, compared with $665 million in 2021. Adjusted Diluted Earnings per Share was $3.62, compared with $3.44 in 2021.
•Adjusted EBITDA was $1,347 million for the year, an increase of 16 percent (18 percent on a constant currency basis, 2 percent on an organic constant currency basis) compared with 2021. Adjusted EBITDA margin was 36.3 percent, compared with 39.1 percent in 2021.
Liquidity and Capital Resources
Cash and cash equivalents were $585 million at December 31, 2022 and $1,842 million at December 31, 2021. In addition, we had $300 million of undrawn capacity on our Senior Secured Revolving Credit Facility at December 31, 2022. We prepaid $600 million of debt in 2022, $400 million in January and $200 million in December. In April 2022, we paid $508 million for the acquisition of Verisk Financial Services (“VF”), the financial services business unit of Verisk Analytics, Inc., and paid $355 million of taxes due on the gain of the divestiture of our Healthcare business, all funded with cash on hand. In December 2022, we received $103.6 million of cash from the sale of the non-core businesses of VF.
For the twelve months ended December 31, 2022, cash provided by operating activities of continuing operations was $297 million compared with cash provided by operating activities of continuing operations of $808 million in 2021. For 2022, the decrease in cash provided by continuing operations was due primarily to payments for taxes due on the gain on the divestiture of our Healthcare business made in 2022, an increase in interest expense and an increase in cash paid for accrued incentive and other compensation. Cash used in investing activities of continuing operations was $724 million compared with $2,213 million in 2021. The decrease in cash used in investing activities of continuing operations was due primarily to acquisition and disposal activities in 2022 and 2021 and an increase in capital expenditures. Capital expenditures were $298 million compared with $224 million in 2021. Cash used in financing activities of continuing operations was $821 million compared with $2,762 million in 2021. The change in cash of financing activities was due primarily to net debt proceeds in 2021 to fund our acquisitions partially offset by an increase in debt prepayments.
First Quarter and Full Year 2023 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company, including general macroeconomic conditions, interest rates and inflation. There are numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.

	Three Months Ended March 31, 2023		Twelve Months Ended December 31, 2023
(in millions, except per share data)	Low	High	Low	High
Revenue, as reported	$908	$917	$3,825	$3,885
Revenue growth[1]:
As reported	(1)%	—%	3%	5%
Constant currency[1,2]	—%	1%	4%	6%
Organic constant currency[1,3]	(2)%	(1)%	3%	5%

Net income attributable to TransUnion	$33	$37	$258	$283
Net income attributable to TransUnion growth	(33)%	(24)%	(4)%	5%
Net income attributable to TransUnion margin	3.6%	4.0%	6.7%	7.3%

Diluted Earnings per Share	$0.17	$0.19	$1.33	$1.46
Diluted Earnings per Share growth	(33)%	(25)%	(5)%	4%

Adjusted EBITDA, as reported[5]	$310	$316	$1,388	$1,421
Adjusted EBITDA growth, as reported[4]	(7)%	(6)%	3%	6%
Adjusted EBITDA margin	34.2%	34.4%	36.3%	36.6%

Adjusted Diluted Earnings per Share[5]	$0.73	$0.75	$3.46	$3.59
Adjusted Diluted Earnings per Share growth	(21)%	(19)%	(5)%	(1)%

1.Additional revenue growth assumptions:
a.The impact of changing foreign currency exchange rates is expected to have approximately 1 point of headwind for Q1 2023 and 1 point of headwind for FY 2023.
b.The impact of recent acquisitions is expected to have approximately 2 points of benefit for Q1 2023 and 1 point of benefit for FY 2023.
c.The impact of mortgage is expected to have approximately 2 points of headwind for Q1 2023 and little to no impact to FY 2023. These impacts are calculated by removing the U.S. mortgage revenue from both the current year and prior year periods.
2.Constant currency growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
3.Organic constant currency growth rates are constant currency growth excluding inorganic growth. Inorganic growth represents growth attributable to the first twelve months of activity for recent business acquisitions.
4. Additional Adjusted EBITDA assumptions:
a.The impact of changing foreign currency exchange rates is expected to have approximately 2 points of headwind for Q1 2023 and 1 point of headwind for FY 2023.
5.For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 7 of this Earnings Release.

Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion
TransUnion is a global information and insights company that makes trust possible in the modern economy. We do this by providing a comprehensive picture of each person so they can be reliably and safely represented in the marketplace. As a result, businesses and consumers can transact with confidence and achieve great things. We call this Information for Good.
A leading presence in more than 30 countries across five continents, TransUnion provides solutions that help create economic opportunity, great experiences and personal empowerment for hundreds of millions of people.
http://www.transunion.com/business
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes, Adjusted Effective Tax Rate and Leverage Ratio for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, diluted earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are presented in the attached Schedules.
We present Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes and Adjusted Effective Tax Rate as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. These are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours.
Our board of directors and executive management team use Adjusted EBITDA as an incentive compensation measure for most eligible employees and Adjusted Diluted Earnings per Share as an incentive compensation measure for certain of our senior executives.
Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to our Leverage Ratio which is partially based on Adjusted EBITDA. Investors also use our Leverage Ratio to assess our ability to service our debt and make other capital allocation decisions.
We define Consolidated Adjusted EBITDA as net income (loss) attributable to TransUnion, less discontinued operations, net of tax, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, including Neustar integration-related expenses, plus certain accelerated technology investment expenses to migrate to the cloud, plus (less) certain other expenses (income). We define Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by total revenue as reported.
We define Adjusted Net Income as net income (loss) attributable to TransUnion, less discontinued operations, net of tax, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, including Neustar integration-related expenses, plus certain accelerated technology investment expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the total adjustment for income taxes included in our Adjusted Provision for Income Taxes. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. We define Adjusted Provision for Income Taxes as our provision for income taxes, plus or minus the tax impact on the adjustment included in Adjusted Net Income, plus or minus the impact of excess tax benefits for share compensation, plus or minus other items that relate to prior periods such as valuation allowance changes, deferred tax rate and return to provision adjustments, and other unusual items that are included in our provision for income taxes. We define Adjusted Effective Tax Rate as Adjusted Provision for Income Taxes divided by Adjusted Net Income.
We define Leverage Ratio as net debt divided by Consolidated Adjusted EBITDA for the most recent twelve-month period including twelve months of Adjusted EBITDA from significant acquisitions. Net debt is defined as total debt less cash and cash equivalents as reported on the balance sheet as of the end of the period.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in the forward-looking statements, or that could materially affect our financial results or such forward-looking statements include:
•macroeconomic effects and changes in market conditions, including the impact of inflation, risk of recession, and industry trends and adverse developments in the debt, consumer credit and financial services markets;
•the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine;
•the effects of the COVID-19 pandemic, including the prevalence and severity of variants;
•our ability to provide competitive services and prices;
•our ability to retain or renew existing agreements with large or long-term customers;
•our ability to maintain the security and integrity of our data;
•our ability to deliver services timely without interruption;
•our ability to maintain our access to data sources;
•government regulation and changes in the regulatory environment;
•litigation or regulatory proceedings;
•our ability to effectively manage our costs;
•economic and political stability in the United States and international markets where we operate;
•our ability to effectively develop and maintain strategic alliances and joint ventures;
•our ability to timely develop new services and the market’s willingness to adopt our new services;
•our ability to manage and expand our operations and keep up with rapidly changing technologies;

•our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions;
•our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property;
•our ability to defend our intellectual property from infringement claims by third parties;
•the ability of our outside service providers and key vendors to fulfill their obligations to us;
•further consolidation in our end-customer markets;
•the increased availability of free or inexpensive consumer information;
•losses against which we do not insure;
•our ability to make timely payments of principal and interest on our indebtedness;
•our ability to satisfy covenants in the agreements governing our indebtedness;
•our ability to maintain our liquidity;
•share repurchase plans; and
•our reliance on key management personnel.
There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission. You should evaluate all forward-looking statements made in this report in the context of these risks and uncertainties.
The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$585.3	$1,842.4
Trade accounts receivable, net of allowance of $11.0 and $10.7	602.2	558.0
Other current assets	262.7	231.6
Total current assets	1,450.2	2,632.0
Property, plant and equipment, net of accumulated depreciation and amortization of $711.3 and $625.4	218.2	247.7
Goodwill	5,551.4	5,525.7
Other intangibles, net of accumulated amortization of $2,268.6 and $1,908.9	3,675.5	3,770.6
Other assets	771.0	459.0
Total assets	$11,666.3	$12,635.0
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$250.4	$270.2
Short-term debt and current portion of long-term debt	114.6	114.6
Other current liabilities	540.5	972.2
Total current liabilities	905.5	1,357.0
Long-term debt	5,555.5	6,251.3
Deferred taxes	762.0	787.6
Other liabilities	173.9	232.9
Total liabilities	7,396.9	8,628.8
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at December 31, 2022 and December 31, 2021; 198.7 million and 197.4 million shares issued as of December 31, 2022 and December 31, 2021, respectively; and 192.7 million and 191.8 million shares outstanding as of December 31, 2022 and December 31, 2021, respectively	2.0	2.0
Additional paid-in capital	2,290.3	2,188.9
Treasury stock at cost; 6.0 million and 5.6 million shares at December 31, 2022 and December 31, 2021, respectively	(284.5)	(252.0)
Retained earnings	2,446.6	2,254.6
Accumulated other comprehensive loss	(284.5)	(285.4)
Total TransUnion stockholders’ equity	4,169.9	3,908.1
Noncontrolling interests	99.5	98.1
Total stockholders’ equity	4,269.4	4,006.2
Total liabilities and stockholders’ equity	$11,666.3	$12,635.0

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$902.1	$789.8	$3,709.9	$2,960.2
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	311.2	287.0	1,222.9	991.6
Selling, general and administrative	317.3	285.4	1,337.4	943.9
Depreciation and amortization	130.1	103.4	519.0	377.0
Total operating expenses	758.5	675.8	3,079.3	2,312.5
Operating income	143.5	114.0	630.5	647.7
Non-operating income and (expense)
Interest expense	(67.5)	(35.5)	(230.9)	(112.6)
Interest income	1.6	1.0	4.7	3.4
Earnings from equity method investments	3.3	3.4	13.0	12.0
Other income and (expense), net	(9.8)	(32.3)	(30.0)	(49.2)
Total non-operating income and (expense)	(72.4)	(63.3)	(243.3)	(146.3)
Income from continuing operations before income taxes	71.2	50.7	387.2	501.4
Provision for income taxes	(35.8)	(16.3)	(119.9)	(130.9)
Income from continuing operations	35.3	34.4	267.3	370.5
Discontinued operations, net of tax	15.0	986.1	17.4	1,031.7
Net income	50.4	1,020.5	284.7	1,402.2
Less: net income attributable to noncontrolling interests	(3.9)	(3.1)	(15.2)	(15.0)
Net income attributable to TransUnion	$46.4	$1,017.4	$269.5	$1,387.1

Income from continuing operations	$35.3	$34.4	$267.3	$370.5
Less: income from continuing operations attributable to noncontrolling interests	(3.9)	(3.1)	(15.2)	(15.0)
Income from continuing operations attributable to TransUnion	31.4	31.3	252.1	355.5
Discontinued operations, net of tax	15.0	986.1	17.4	1,031.7
Net income attributable to TransUnion	$46.4	$1,017.4	$269.5	$1,387.1

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.16	$1.31	$1.86
Discontinued operations, net of tax	0.08	5.15	0.09	5.39
Net Income attributable to TransUnion	$0.24	$5.31	$1.40	$7.25
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.16	$1.31	$1.84
Discontinued operations, net of tax	0.08	5.10	0.09	5.35
Net Income attributable to TransUnion	$0.24	$5.27	$1.40	$7.19
Weighted-average shares outstanding:
Basic	192.7	191.7	192.5	191.4
Diluted	193.1	193.2	193.1	193.0
As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$284.7	$1,402.2
Less: Discontinued operations, net of tax	17.4	1,031.7
Income from continuing operations	$267.3	$370.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$519.0	$377.0
Loss on repayment of loans	9.4	17.9
Deferred taxes	(88.9)	(17.2)
Stock-based compensation	82.8	69.2
Other	22.6	(13.1)
Changes in assets and liabilities:
Trade accounts receivable	(37.5)	(36.2)
Other current and long-term assets	(17.7)	(20.9)
Trade accounts payable	(20.7)	45.7
Other current and long-term liabilities	(435.3)	(33.5)
Cash provided by operating activities of continuing operations	301.0	759.4
Cash (used in) provided by operating activities of discontinued operations	(3.8)	48.9
Cash provided by operating activities	297.2	808.3
Cash flows from investing activities:
Capital expenditures	(298.2)	(224.2)
Proceeds from sale/maturity of other investments	143.5	36.3
Purchases of other investments	(146.1)	(66.9)
Investments in consolidated affiliates, net of cash acquired	(508.1)	(3,596.1)
Investments in nonconsolidated affiliates and purchase of convertible notes	(16.2)	(75.4)
Proceeds from disposal of discontinued operations	103.6	1,706.8
Other	2.7	(1.1)
Cash used in investing activities of continuing operations	(718.8)	(2,220.6)
Cash (used in) provided by investing activities of discontinued operations	(5.1)	7.7
Cash used in investing activities	(723.9)	(2,212.9)
Cash flows from financing activities:
Proceeds from Term Loans	—	3,740.0
Repayments of Term Loans	—	(640.0)
Repayments of debt	(714.6)	(140.8)
Debt financing fees	—	(68.8)
Proceeds from issuance of common stock and exercise of stock options	18.7	21.9
Dividends to shareholders	(77.8)	(69.8)
Distributions to noncontrolling interests	(11.5)	(11.0)
Employee taxes paid on restricted stock units recorded as treasury stock	(32.5)	(36.8)
Payment of contingent consideration	(2.8)	(32.4)
Cash (used in) provided by financing activities of continuing operations	(820.5)	2,762.3
Effect of exchange rate changes on cash and cash equivalents	(9.9)	(8.0)
Net change in cash and cash equivalents	(1,257.1)	1,349.7
Cash and cash equivalents, beginning of period	1,842.4	492.7
Cash and cash equivalents, end of period	$585.3	$1,842.4
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Three Months Ended December 31, 2022 compared with the Three Months Ended December 31, 2021
	Reported	CC Growth[1]	Inorganic[2]	Organic Growth[3]	Organic CC Growth[4]
Revenue:
Consolidated	14.2%	16.6%	18.9%	(4.6)%	(2.3)%
U.S. Markets	23.4%	23.4%	27.8%	(4.4)%	(4.4)%
Financial Services	6.4%	6.4%	16.5%	(10.1)%	(10.1)%
Emerging Verticals	46.8%	46.8%	43.3%	3.5%	3.6%
International	1.8%	11.7%	—%	1.8%	11.7%
Canada	—%	7.7%	—%	—%	7.7%
Latin America	4.6%	11.5%	—%	4.6%	11.5%
United Kingdom	(16.8)%	(4.5)%	—%	(16.8)%	(4.5)%
Africa	2.2%	15.7%	—%	2.2%	15.7%
India	21.1%	32.9%	—%	21.1%	32.9%
Asia Pacific	22.8%	26.1%	—%	22.8%	26.1%
Consumer Interactive	(2.0)%	(2.0)%	10.8%	(12.8)%	(12.8)%

Adjusted EBITDA:
Consolidated	13.8%	16.7%	16.0%	(2.2)%	0.7%
U.S. Markets	20.8%	20.8%	23.8%	(3.0)%	(3.0)%
International	4.8%	14.9%	—%	4.8%	14.9%
Consumer Interactive	2.9%	2.9%	7.9%	(5.0)%	(5.0)%

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Twelve Months Ended December 31, 2022 compared with the Twelve Months Ended December 31, 2021
	Reported	CC Growth[1]	Inorganic[2]	Organic Growth[3]	Organic CC Growth[4]
Revenue:
Consolidated	25.3%	27.1%	24.4%	0.9%	2.7%
U.S. Markets	36.6%	36.7%	35.5%	1.2%	1.2%
Financial Services	15.2%	15.2%	16.7%	(1.5)%	(1.5)%
Emerging Verticals	70.1%	70.1%	64.7%	5.3%	5.4%
International	7.7%	15.0%	—%	7.7%	15.0%
Canada	1.0%	4.8%	—%	1.0%	4.8%
Latin America	9.4%	14.0%	—%	9.4%	14.0%
United Kingdom	(6.3)%	4.1%	—%	(6.3)%	4.1%
Africa	3.8%	13.8%	—%	3.8%	13.8%
India	30.9%	39.3%	—%	30.9%	39.3%
Asia Pacific	21.1%	24.2%	—%	21.1%	24.2%
Consumer Interactive	7.2%	7.2%	15.8%	(8.6)%	(8.6)%

Adjusted EBITDA:
Consolidated	16.4%	18.3%	16.7%	(0.3)%	1.6%
U.S. Markets	21.7%	21.6%	23.2%	(1.6)%	(1.6)%
International	9.8%	17.3%	—%	9.8%	17.3%
Consumer Interactive	7.3%	7.3%	10.5%	(3.2)%	(3.2)%
1.Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
2.Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
3.Organic growth rate is the reported growth rate less the inorganic growth rate.
4.Organic CC growth rate is the CC growth rate less inorganic growth rate.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
U.S. Markets gross revenue
Financial Services	$296.5	$278.6	$1,255.1	$1,090.0
Emerging Verticals	296.3	201.9	1,192.1	701.0
U.S. Markets gross revenue	$592.8	$480.5	$2,447.3	$1,791.0

International gross revenue
Canada	$32.0	$32.0	$128.2	$126.9
Latin America	27.6	26.3	112.9	103.2
United Kingdom	48.4	58.2	203.0	216.5
Africa	15.8	15.4	61.7	59.5
India	44.4	36.7	174.2	133.1
Asia Pacific	20.2	16.5	75.9	62.7
International gross revenue	$188.5	$185.1	$755.9	$701.9

Consumer Interactive gross revenue	$141.0	$143.9	$585.3	$545.8

Total gross revenue	$922.3	$809.5	$3,788.4	$3,038.7

Intersegment revenue eliminations
U.S. Markets	$(18.4)	$(17.8)	$(71.5)	$(70.5)
International	(1.5)	(1.5)	(6.0)	(5.9)
Consumer Interactive	(0.3)	(0.5)	(1.1)	(2.0)
Total intersegment revenue eliminations	$(20.2)	$(19.7)	$(78.6)	$(78.4)

Total revenue as reported	$902.1	$789.8	$3,709.9	$2,960.2

Adjusted EBITDA:
U.S. Markets	$201.1	$166.4	$870.6	$715.6
International	82.5	78.8	329.3	300.1
Consumer Interactive	72.3	70.3	282.3	263.1
Corporate	(34.6)	(33.2)	(135.7)	(121.9)

Adjusted EBITDA margin:[1]
U.S. Markets	33.9%	34.6%	35.6%	40.0%
International	43.8%	42.6%	43.6%	42.8%
Consumer Interactive	51.3%	48.9%	48.2%	48.2%
1.Segment Adjusted EBITDA margins are calculated using segment gross revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA Margin is calculated using total revenue as reported and consolidated Adjusted EBITDA.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$46.4	$1,017.4	$269.5	$1,387.1
Discontinued operations, net of tax	(15.0)	(986.1)	(17.4)	(1,031.7)
Income from continuing operations attributable to TransUnion	$31.4	$31.3	$252.1	$355.5
Net interest expense	65.9	34.4	226.2	109.2
Provision for income taxes	35.8	16.3	119.9	130.9
Depreciation and amortization	130.1	103.4	519.0	377.0
EBITDA	$263.1	$185.5	$1,117.3	$972.5
Adjustments to EBITDA:
Stock-based compensation[1]	$20.3	$20.9	$81.1	$70.1
Mergers and acquisitions, divestitures and business optimization[2]	14.3	23.2	50.7	52.6
Accelerated technology investment[3]	19.2	12.6	51.4	42.3
Net other[4]	4.4	40.2	46.1	19.4
Total adjustments to EBITDA	$58.2	$96.9	$229.3	$184.4
Consolidated Adjusted EBITDA	$321.3	$282.4	$1,346.5	$1,156.9

Net income attributable to TransUnion margin	5.1%	128.8%	7.3%	46.9%
Consolidated Adjusted EBITDA Margin	35.6%	35.8%	36.3%	39.1%

As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
1.Consisted of stock-based compensation, including amounts which are cash settled.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:
For the three months ended December 31, 2022, $7.7 million of Neustar integration costs; $4.6 million loss on the impairment of a Cost Method investment; $2.4 million of acquisition expenses; $0.4 million adjustment to the fair value of a put option liability related to a minority investment; and $(0.8) million of reimbursements for transition services related to divested businesses, net of separation expenses.
For the twelve months ended December 31, 2022, $33.1 million of Neustar integration costs; $23.7 million of acquisition expenses; $4.6 million loss on the impairment of a Cost Method investment; $(6.8) million of reimbursements for transition services related to divested businesses, net of separation expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; and a $(0.6) million adjustment to the fair value of a put option liability related to a minority investment.
For the three months ended December 31, 2021, $27.7 million of acquisition expenses; $9.1 million of Neustar integration costs; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; and a ($1.1) million reimbursement for transition services related to divested businesses, net of separation expenses.
For the twelve months ended December 31, 2021, $48.1 million of acquisition expenses; $9.1 million of Neustar integration costs; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a ($1.1) million reimbursement for transition services related to divested businesses, net of separation expenses; and a ($0.5) million gain on the sale of a Cost Method investment.
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud.
4.Net other consisted of the following adjustments:
For the three months ended December 31, 2022, a $4.3 million net loss from deferred loan fees written off as a result of the prepayments on our debt, currency remeasurement of our foreign operations, loan fees and other.

For the twelve months ended December 31, 2022, $28.4 million for certain legal and regulatory expenses; $9.3 million of deferred loan fees written off as a result of the prepayments on our debt; a $6.3 million net loss from currency remeasurement of our foreign operations; $1.9 million of loan fees and of other.
For the three months ended December 31, 2021, $21.6 million for certain legal and regulatory expenses; $17.4 million of deferred loan fees written off as a result of the prepayments on our debt; and a $1.2 million net loss from currency remeasurement of our foreign operations, loan fees and other.
For the twelve months ended December 31, 2021, $17.9 million of deferred loan fees written off as a result of the prepayments on our debt; $1.2 million for certain legal and regulatory expenses; a ($3.5) million net recovery from a fraud incident that occurred in July 2019 in our Asia Pacific region; and a $3.7 million net loss from currency remeasurement of our foreign operations, loan fees and other.
5.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Income from continuing operations attributable to TransUnion	$31.4	$31.3	$252.1	$355.5
Discontinued operations, net of tax	15.0	986.1	17.4	1,031.7
Net income attributable to TransUnion	$46.4	$1,017.4	$269.5	$1,387.1

Weighted-average shares outstanding:
Basic	192.7	191.7	192.5	191.4
Diluted	193.1	193.2	193.1	193.0

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.16	$1.31	$1.86
Discontinued operations, net of tax	0.08	5.15	0.09	5.39
Net Income attributable to TransUnion	$0.24	$5.31	$1.40	$7.25
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.16	$1.31	$1.84
Discontinued operations, net of tax	0.08	5.10	0.09	5.35
Net Income attributable to TransUnion	$0.24	$5.27	$1.40	$7.19

Reconciliation of net income attributable to TransUnion to Adjusted Net Income:
Net income attributable to TransUnion	$46.4	$1,017.4	$269.5	$1,387.1
Discontinued operations, net of tax	(15.0)	(986.1)	(17.4)	(1,031.7)
Income from continuing operations attributable to TransUnion	$31.4	$31.3	$252.1	$355.5
Adjustments before income tax items:
Stock-based compensation[1]	20.3	20.9	81.1	70.1
Mergers and acquisitions, divestitures and business optimization[2]	14.3	23.2	50.7	52.6
Accelerated technology investment[3]	19.2	12.6	51.4	42.3
Net other[4]	3.8	39.7	44.3	17.7
Amortization of certain intangible assets[5]	75.6	54.4	306.7	189.3
Total adjustments before income tax items	$133.2	$150.8	$534.2	$372.0
Change in provision for income taxes per schedule 4	$(13.1)	$(25.0)	$(86.2)	$(62.9)
Adjusted Net Income	$151.6	$157.1	$700.1	$664.5

Weighted-average shares outstanding:
Basic	192.7	191.7	192.5	191.4
Diluted	193.1	193.2	193.1	193.0

Adjusted Earnings per Share:
Basic	$0.79	$0.82	$3.64	$3.47
Diluted	$0.78	$0.81	$3.62	$3.44

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of diluted earnings per share from net income attributable to TransUnion to Adjusted Diluted Earnings per Share:
Diluted earnings per common share from:
Net income attributable to TransUnion	$0.24	$5.27	$1.40	$7.18
Discontinued operations, net of tax	(0.08)	(5.11)	(0.09)	(5.34)
Income from continuing operations attributable to TransUnion	$0.16	$0.16	$1.31	$1.84
Adjustments before income tax items:
Stock-based compensation[1]	0.11	0.11	0.42	0.36
Mergers and acquisitions, divestitures and business optimization[2]	0.07	0.12	0.26	0.27
Accelerated technology investment[3]	0.10	0.07	0.27	0.22
Net other[4]	0.02	0.21	0.23	0.09
Amortization of certain intangible assets[5]	0.39	0.28	1.59	0.98
Total adjustments before income tax items	$0.69	$0.78	$2.77	$1.93
Change in provision for income taxes per schedule 4	$(0.07)	$(0.13)	$(0.45)	$(0.33)
Adjusted Diluted Earnings per Share	$0.78	$0.81	$3.62	$3.44

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.
1.Consisted of stock-based compensation, including amounts which are cash settled.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:
For the three months ended December 31, 2022, $7.7 million of Neustar integration costs; $4.6 million loss on the impairment of a Cost Method investment; $2.4 million of acquisition expenses; $0.4 million adjustment to the fair value of a put option liability related to a minority investment; and $(0.8) million of reimbursements for transition services related to divested businesses, net of separation expenses.
For the twelve months ended December 31, 2022, $33.1 million of Neustar integration costs; $23.7 million of acquisition expenses; $4.6 million loss on the impairment of a Cost Method investment; $(6.8) million of reimbursements for transition services related to divested businesses, net of separation expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; and a $(0.6) million adjustment to the fair value of a put option liability related to a minority investment.
For the three months ended December 31, 2021, $27.7 million of acquisition expenses; $9.1 million of Neustar integration costs; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; and a $(1.1) million reimbursement for transition services related to divested businesses, net of separation expenses.
For the twelve months ended December 31, 2021, $48.1 million of acquisition expenses; $9.1 million of Neustar integration costs; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(1.1) million reimbursement for transition services related to divested businesses, net of separation expenses; and a ($0.5) million gain on the sale of a Cost Method investment.
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud.
4.Net other consisted of the following adjustments:
For the three months ended December 31, 2022, a $1.0 million net loss from currency remeasurement of our foreign operations and other.
For the twelve months ended December 31, 2022, a $28.4 million net increase in certain legal and regulatory expenses; $9.3 million of deferred loan fees written off as a result of the prepayments on our debt; and a $6.6 million net loss from currency remeasurement of our foreign operations and other.
For the three months ended December 31, 2021, a $21.6 million for certain legal and regulatory expenses; $17.4 million of deferred loan fees written off as a result of the prepayments on our debt; and $0.7 million of net other consisting of net losses from currency remeasurement of our foreign operations and other.

For the twelve months ended December 31, 2021, $17.9 million of deferred loan fees written off as a result of the prepayments on our debt; $1.2 million for certain legal and regulatory expenses; a ($3.5) million net recovery from a fraud incident that occurred in July 2019 in our Asia Pacific region; and $2.0 million of net other consisting of net losses from currency remeasurement of our foreign operations and other.
5.Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization of intangible assets established in business acquisitions after our 2012 change in control transaction.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Adjusted Provision for Income Taxes, Effective Tax Rate and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Income from continuing operations before income taxes	$71.2	$50.7	$387.2	$501.4
Total adjustments before income tax items from schedule 3	133.2	150.8	534.2	372.0
Noncontrolling interest portion of Adjusted Net Income adjustments	—	—	—	(2.0)
Adjusted income from continuing operations before income taxes	$204.4	$201.5	$921.4	$871.4

Reconciliation of provision for income taxes to Adjusted Provision for Income Taxes
Provision for income taxes	(35.8)	(16.3)	(119.9)	(130.9)
Adjustments for income taxes:
Tax effect of above adjustments[1]	(34.1)	(29.2)	(116.8)	(69.4)
Eliminate impact of excess tax benefits for stock-based compensation	0.6	(2.2)	(5.0)	(10.8)
Other[2]	20.4	6.5	35.6	17.3
Total adjustments for income taxes	$(13.1)	$(25.0)	$(86.2)	$(62.9)
Adjusted Provision for Income Taxes	$(48.9)	$(41.2)	$(206.1)	$(193.8)

Effective tax rate	50.3%	32.1%	31.0%	26.1%
Adjusted Effective Tax Rate	23.9%	20.5%	22.4%	22.2%
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Tax rates used to calculate the tax expense impact are based on the nature of each item.
2.For the three months ended December 31, 2022, $18.4 million of valuation allowances related to prior periods; $4.7 million of deferred tax rate adjustments; and $(3.1) million of return to provision and audit adjustments related to prior periods; and $0.5 million of other adjustments.
For the twelve months ended December 31, 2022, $25.7 million of valuation allowances related to prior periods; $6.7 million of deferred tax rate adjustments; $(0.3) million of return to provision and audit adjustments related to prior periods; $3.6 million of other adjustments.
For the three months ended December 31, 2021, $7.7 million of deferred tax rate adjustments; $7.0 million of return to provision and audit adjustments related to prior periods; $(4.5) million of valuation allowances; and $(3.7) million of other adjustments.
For the twelve months ended December 31, 2021, $29.3 million of deferred tax rate adjustments; $(5.4) million of return to provision and audit adjustments related to prior periods; $(4.5) million of valuation allowances; and $(2.1) million of other adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Leverage Ratio (Unaudited)
(dollars in millions)

	Twelve Months Ended December 31,
	2022	2021
Reconciliation of net income (loss) attributable to TransUnion to Adjusted EBITDA:
Net income (loss) attributable to TransUnion	$269.5	$1,387.1
Discontinued operations, net of tax	(17.4)	(1,031.7)
Income (loss) from continuing operations attributable to TransUnion	$252.1	$355.5
Net interest expense	226.2	109.2
Provision (benefit) for income taxes	119.9	130.9
Depreciation and amortization	519.0	377.0
EBITDA	$1,117.3	$972.5
Adjustments to EBITDA:
Stock-based compensation[1]	$81.1	$70.1
Mergers and acquisitions, divestitures and business optimization[2]	50.7	52.6
Accelerated technology investment[3]	51.4	42.3
Net other[4]	46.1	19.4
Total adjustments to EBITDA	$229.3	$184.4
Consolidated Adjusted EBITDA	1,346.5	1,156.9
Adjusted EBITDA for Pre-Acquisition Period[5]	6.4	145.4
Leverage Ratio Adjusted EBITDA	$1,352.9	$1,302.3

Total debt	$5,670.1	$6,365.9
Less: Cash and cash equivalents	585.3	1,842.4
Net Debt	$5,084.8	$4,523.5

Ratio of Net Debt to Net income (loss) attributable to TransUnion	18.9	3.3
Leverage Ratio[6]	3.8	3.5

As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Consisted of stock-based compensation, including amounts which are cash settled.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:
For the twelve months ended December 31, 2022, $33.1 million of Neustar integration costs; $23.7 million of acquisition expenses; $4.6 million loss on the impairment of a Cost Method investment; $(6.8) million of reimbursements for transition services related to divested businesses, net of separation expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; and a $(0.6) million adjustment to the fair value of a put option liability related to a minority investment.
For the twelve months ended December 31, 2021, $48.1 million of acquisition expenses; $9.1 million of Neustar integration costs; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a ($1.1) million reimbursement for transition services related to divested businesses, net of separation expenses; and a ($0.5) million gain on the sale of a Cost Method investment.
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud.
4.Net other consisted of the following adjustments:

For the twelve months ended December 31, 2022, $28.4 million for certain legal and regulatory expenses; $9.3 million of deferred loan fees written off as a result of the prepayments on our debt; a $6.3 million net loss from currency remeasurement of our foreign operations; $1.9 million of loan fees and of other.
For the twelve months ended December 31, 2021, $17.9 million of deferred loan fees written off as a result of the prepayments on our debt; $1.2 million for certain legal and regulatory expenses; a ($3.5) million net recovery from a fraud incident that occurred in July 2019 in our Asia Pacific region; and a $3.7 million net loss from currency remeasurement of our foreign operations, loan fees and other.
5.For years in which we made significant acquisitions, we have included a twelve-month period of adjusted EBITDA including Adjusted EBITDA for the period prior to our acquisition. The twelve months ended December 31, 2021 includes the eleven months of Adjusted EBITDA related to Neustar and Sontiq prior to our acquisitions in December 2021. The twelve months ended December 31, 2022 includes the three months of Adjusted EBITDA related to Argus prior to our acquisition in April 2022.
6.We define Leverage Ratio as net debt divided by Leverage Ratio Adjusted EBITDA as shown in the table above.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

U.S. Markets	$89.2	$64.0	$352.5	$222.0
International	31.2	32.7	126.9	132.4
Consumer Interactive	8.5	5.4	34.8	16.8
Corporate	1.1	1.4	4.9	5.7
Total depreciation and amortization	$130.1	$103.4	$519.0	$377.0
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2023		Twelve Months Ended December 31, 2023
	Low	High	Low	High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$33	$37	$258	$283
Discontinued operations, net of tax	—	—	1	1
Income from continuing operations attributable to TransUnion	$33	$37	$259	$284
Interest, taxes and depreciation and amortization	210	211	883	890
EBITDA	$243	$248	$1,141	$1,174
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments[1]	67	67	247	247
Adjusted EBITDA	$310	$316	$1,388	$1,421

Net income attributable to TransUnion margin	3.6%	4.0%	6.7%	7.3%
Consolidated Adjusted EBITDA margin[2]	34.2%	34.4%	36.3%	36.6%

Guidance reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.17	$0.19	$1.33	$1.46
Adjustments to diluted earnings per share[1]	0.56	0.56	2.13	2.13
Adjusted Diluted Earnings per Share	$0.73	$0.75	$3.46	$3.59
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.
2.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

SCHEDULE 8
TRANSUNION AND SUBSIDIARIES
U.S. Markets Revenue Recast (Unaudited)
(in millions)

Since the acquisition of Neustar, Inc. (“Neustar”) on December 1, 2021, we have reflected all Neustar revenue in the Emerging Verticals within our U.S. Markets segment. Beginning in the fourth quarter 2022, we integrated the Neustar sales team into our legacy vertically-aligned sales teams, and a portion of the Neustar revenue is now included in the Financial Services vertical. We have recast the revenue reported for each vertical in U.S. Markets in the historical periods to be consistent with the fourth quarter 2022 presentation, which provides comparability among the periods. This recast has no net impact on our overall financial statements in 2022.

	Three Months Ended				Twelve Months Ended	Three Months Ended	Twelve Months Ended
(in millions)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	December 31, 2021	December 31, 2021
Revenue:
Financial Services	$304.2	$331.1	$323.3	$296.5	$1,255.1	$278.6	$1,090.0
Emerging Verticals	295.7	302.3	297.8	296.3	1,192.1	201.9	701.0
U.S. Markets	$599.9	$633.4	$621.1	$592.8	$2,447.3	$480.5	$1,791.0